Exhibit 99.1

Monkey Rock USA, LLC
Financial Statements
November 30, 2009

CONTENTS

Page(s)
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet – As of November 30, 2009	F-2
Statement of Operations –
For the Period from June 5, 2009 (Inception) to November 30, 2009	F-3
Statement of Changes in Members’ Deficit –
For the Period from June 5, 2009 (Inception) to November 30, 2009	F-4
Statement of Cash Flows –
For the Period from June 5, 2009 (Inception) to November 30, 2009	F-5
Notes to Financial Statements	F-6-F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Monkey Rock USA, LLC

We have audited the accompanying balance sheet of Monkey Rock USA, LLC as of November 30, 2009, and the related statements of operations, changes in members’ deficit and cash flows for the period from June 5, 2009 (inception) to November 30, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monkey Rock USA, LLC as of November 30, 2009, and the results of its operations and its cash flows for the period from June 5, 2009 (inception) to November 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $412,148 and net cash used in operations of $377,823 for the period from June 5, 2009 (inception) through November 30, 2009; the Company also has a working capital deficit of $877,967 and a members’ deficit of $411,148 at November 30, 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
February 22, 2010

Monkey Rock USA, LLC
Balance Sheet
November 30, 2009

Assets
Current Assets
Cash	$25,813
Inventory	21,278
Prepaid expenses	44,691
Total Current Assets	91,782

Property & Equipment	101,819

Liquor License	365,000

Total Assets	$558,601

Liabilities and Members' Deficit

Current Liabilities
Accounts payable	$74,284
Accrued interest payable - related party	17,110
Accrued interest payable	1,339
Notes payable - related party	827,016
Note payable	50,000
Total Current Liabilities	969,749

Total Members' Deficit	(411,148)

Total Liabilities and Members' Deficit	$558,601

Monkey Rock USA, LLC
Statement of Operations
For the Period from June 5, 2009 (Inception) to November 30, 2009

Revenue	$386,294

Cost of revenue	295,608

Gross profit	90,686

General and administrative	502,834

Net loss	$(412,148)

Monkey Rock USA, LLC
Statement of Changes in Members' Equity
For the Period from June 5, 2009 (Inception) to November 30, 2009

Total
Members'
Deficit

Issuance of 1,000 member units for cash ($1/unit)	$1,000

Net loss for the period from June 5, 2009 (Inception) to November 30, 2009	(412,148)

Balance - November 30, 2009	$(411,148)
.

Monkey Rock USA, LLC
Statement of Cash Flows
For the Period from June 5, 2009 (Inception) to November 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(412,148)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,561
Changes in operating assets and liabilities:
Increase/(Decrease) in:
Inventory	(21,278)
Prepaid expenses	(44,691)
Accounts payable	74,284
Accrued interest payable - related party	17,110
Accrued interest payable	1,339
Net Cash Used In Operating Activities	(377,823)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property & equipment	(109,380)
Purchase of liquor license	(315,000)
Net Cash Used in Investing Activities	(424,380)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related party	927,314
Repayments of notes payable - related party	(100,298)
Proceeds from the issuance of member units	1,000
Net Cash Provided By Financing Activities	828,016

Net Increase in Cash	25,813

Cash - Beginning of Period	-

Cash - End of Period	$25,813

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-
Interest	$667

SUPPLEMENTARY DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Note issued in connection with financing of liquor license purchase	$50,000

Monkey Rock USA, LLC
Notes to Financial Statements
November 30, 2009
Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Monkey Rock USA, LLC (the “Company”), is a limited liability company organized in the State of South Dakota on June 5, 2009.

The Company is involved in food, beverage and entertainment venues within the greater North American motorcycle rally industry.

The Company’s management is searching to acquire assets at or below market rates and expand through acquisition and organic growth.

Risks and Uncertainties

The Company operates in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Such estimates for the period ended November 30, 2009, and assumptions affect, among others, the following:

●  estimated useful lives for property and equipment; and
●  potential obsolescence and impairment of inventory, property and equipment and liquor license

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Monkey Rock USA, LLC
Notes to Financial Statements
November 30, 2009

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company had no cash equivalents at November 30, 2009.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At November 30, 2009, there were no balances that exceeded the federally insured limit.

Inventory

Inventory consists of finished goods, principally consisting of beverages and t-shirts.

Inventory is stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method.  Market is determined based on the net realizable value, with appropriate consideration given to obsolescence, excessive levels, deterioration, and other factors.

These factors include, but are not limited to, technological changes in its markets, competitive pressures in products and services and related prices. The Company regularly evaluates its ability to realize the value of its inventory based on a combination of factors, including historical usage rates, forecasted sales, product life cycles, and market acceptance of new products and services. When inventory that is obsolete or in excess of anticipated usage is identified, it is written down to realizable value or an inventory valuation reserve is established. For the period ended November 30, 2009, the Company did not record any write-downs to net realizable value for obsolescence.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation on a straight-line basis over the estimated useful lives. Maintenance and repairs are charged to operations when incurred.  Betterments and renewals are capitalized when deemed material.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Intangible Assets

Valuation of intangible assets include significant estimates and assumptions such as estimating future cash flows from product sales, developing appropriate discount rates, estimating probability rates for the successful completion of projects, continuation of customer relationships and renewal of customer contracts, and approximating the useful lives of the intangible assets acquired.

Long Lived Assets

The Company reviews the recoverability of the carrying value of identified intangibles and other long-lived assets, including fixed assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined based upon the forecasted undiscounted future net cash flows expected to result from the use of such asset and its eventual disposition. The Company’s estimate of future cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. The actual cash flows realized from these assets may vary significantly from its estimates due to increased competition, changes in technology, fluctuations in demand, consolidation of its customers and reductions in average selling prices. If the carrying value of an asset is determined not to be recoverable from future operating cash flows, the asset is deemed impaired and an impairment loss is recognized to the extent the carrying value exceeds the estimated fair market value of the asset. There were no impairment charges taken during the period from June 5, 2009 (inception) to November 30, 2009.

Monkey Rock USA, LLC
Notes to Financial Statements
November 30, 2009

Revenue Recognition

The Company followed the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

Revenue is recognized at point of sale, with no further obligation for the following:

●  food and beverage products
●  vendor booth space
●  sponsorships
●  t-shirts

The Company reports revenue net of sales and use taxes collected from customers and are remitted to governmental taxing authorities.

Advertising

Costs incurred for advertising is charged to operations as incurred. For the period from June 5, 2009 (inception) to November 30, 2009, the Company expensed approximately $89,000.

Income Taxes

The Company elected to be taxed as a pass-through entity (LLC) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made. The financial statements reflect the LLC’s transactions without adjustment, if any, required for income tax purposes.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. At November 30, 2009, the Company did not record any liabilities for uncertain tax positions.

Monkey Rock USA, LLC
Notes to Financial Statements
November 30, 2009

Segment Information

During fiscal year-end 2009, the Company only operated in one segment; therefore, segment information has not been presented.

Recent Accounting Pronouncements

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” which amends previous guidance to require disclosures about fair value of financial instruments in interim as well as annual financial statements in the current economic environment. This pronouncement was effective for periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on the Company’s business, financial condition or results of operations; however, these provisions of FASB ASC Topic 820 resulted in additional disclosures with respect to the fair value of the Company’s financial instruments.

In May 2009, the FASB issued guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This pronouncement was effective for interim or fiscal periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on the Company’s business, results of operations or financial position; however, the provisions of FASB ASC Topic 855 resulted in additional disclosures with respect to subsequent events.

In June 2009, the Financial Accounting Standards Board (FASB) issued guidance now codified as FASB Accounting Standards Codification (ASC) Topic 105, “Generally Accepted Accounting Principles,” as the single source of authoritative non-governmental U.S. GAAP. FASB ASC Topic 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative. These provisions of FASB ASC Topic 105 were effective for interim and annual periods ending after September 15, 2009 and, accordingly, were effective for the Company for the current fiscal reporting period. The adoption of this pronouncement did not have an impact on the Company’s business, financial condition or results of operations, but will impact the Company’s financial reporting process by eliminating all references to pre-codification standards. On the effective date of FASB ASC Topic 105, the Codification superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

Monkey Rock USA, LLC
Notes to Financial Statements
November 30, 2009

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $412,148 and net cash used in operations of $377,823 for the period from June 5, 2009 (inception) through November 30, 2009; the Company also has a working capital deficit of $877,967 and a members’ deficit of $411,148 at November 30, 2009.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. The Company will likely continue to rely upon related party debt or equity financing in order to ensure the continuing existence of the business.  The Company currently has a due on demand note with its Chief Executive Officer who has informally agreed not to demand payment until the Company has become self-sustaining.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

●  seeking additional third party debt and/or equity financing,
●  continue with the implementation of the business plan,
●  generate new sales from additional venues; and
●  allocate sufficient resources to continue with advertising and marketing efforts

Note 3 Fair Value

The fair value of the Company's financial assets and liabilities reflects the Company's estimate of amounts that it would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from sources independent from the Company) and to minimize the use of unobservable inputs (the Company's assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Monkey Rock USA, LLC
Notes to Financial Statements
November 30, 2009

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company's assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company's investment strategy is focused on capital preservation. The Company intends to invest in instruments that meet credit quality standards.  The current expectation is to maintain cash and cash equivalents, once these resources are available.

At November 30, 2009, the Company has no instruments that require additional disclosure.

Note 4 Property and Equipment

Property and equipment consists of the following:

	November 30, 2009	Estimated Useful Life

Computer Equipment	$1,544	5
Furniture and Fixtures	5,992	5
Machinery and Equipment	3,784	5
Staging and Seating	74,260	5
Vehicles	23,800	5
	109,380
Less: Accumulated Depreciation	(7,561)
Property and Equipment, Net	$101,819

Note 5 Notes Payable

(A)	Related Party

During the period from June 5, 2009 (inception) to November 30, 2009, the Company received advances from its Chief Executive Officer totaling $927,314, and repaid $100,298. The balance of the note at November 30, 2009 is $827,016, the note bears interest at 7%, is unsecured and due on demand.

(B)	Other

On June 2, 2009, the Company executed a promissory note with the seller of the liquor license for $50,000.  This loan bears interest at 8%, is unsecured and is due June 2, 2010.

Monkey Rock USA, LLC
Notes to Financial Statements
November 30, 2009

Note 6 Commitments and Contingencies

(A)	Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

(B)	Operating Lease

The Company has an operating lease for office space.  This lease expires on May 1, 2014 and has an option to extend the term of lease for fifteen additional terms of one year each.  Total rent due during the five-year term will total $925,000.

Future minimum lease payments under this non-cancellable lease at November 30, 2009 are as follows:

2010	$175,000
2011	200,000
2012	200,000
2013	200,000
Total minimum lease payments	$775,000

Rent expense for the period from June 5, 2009 (inception) to November 30, 2009 was $107,917.

Note 7 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of November 30, 2009 and February 22, 2010, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.